Surna Inc. CFO Resigns

BOULDER, CO – June 29, 2016 – Surna Inc. (OTCQB: SRNA), a technology company that engineers state-of-the art equipment for controlled environment agriculture (CEA) with special expertise in cannabis cultivation, announced Ellen White resigned as chief financial officer effective June 23, 2016. Management has commenced a search to find her replacement.

Surna’s CEO Trent Doucet stated, “Surna will continue to improve its internal controls and implement its expense reduction program as was taking place during Ellen’s tenure as CFO. We wish her well as she pursues other opportunities.

“As reported in the first quarter 2016, Surna has built a stronger foundation from which to grow. We are excited about our climate control products, hybrid building design and market opportunity.”

About Surna

Surna Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, Surna’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including Surna’s signature water-cooled climate control platform. Surna’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, Surna neither produces nor sells cannabis.

Forward Looking Statements

This press release contains forward-looking statements regarding Surna’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including Surna’s ability to identify and appoint a new chief financial officer, Surna’s support of premium prices for existing products, commercialization of research and development efforts and continued expansion of legal cannabis markets. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Surna’s financial results is included in Surna’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. Surna cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Surna disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Katie O’Block, VP of Marketing, Katie@surna.com, 303-993-5271 ext. 101

Kirsten Chapman, LHA Investor Relations, (415) 433-3777, surna@lhai.com

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